Exhibit 99.1

3D Systems Announces Target Date for Completion of Due Diligence Process and Merger Agreement Discussions

Confirms Merger Consideration Outlined in Latest Proposal and Binding Merger Agreement is Best and Final

Increases Cost Synergy Projection From $100 Million to $110 Million as a Result of Ongoing Diligence Discussions, Delivering Even More Value for Shareholders

Targets Parallel Completion of Due Diligence and Merger Agreement Negotiations with Stratasys by August 4

ROCK HILL, S.C., July 27, 2023 – 3D Systems Corporation (NYSE: DDD) (“3D Systems,” “the Company”) today announced a target date of August 4, 2023 for completion of due diligence and merger agreement discussions with Stratasys Ltd. (NASDAQ: SSYS) (“Stratasys”). This would mark the culmination of efforts that commenced with the announcement on July 17, 2023 by the Board of Stratasys that the 3D Systems’ binding offer of July 13, 2023 “would reasonably be expected to result in a ‘Superior Proposal’ as defined in Stratasys’ merger agreement with Desktop Metal, Inc. (NYSE: DM).” With the conclusion of these efforts by Stratasys and 3D Systems on or about August 4, 3D Systems expects that Stratasys would be in a position to agree with Desktop Metal to terminate their agreement, 3D Systems would pay the termination fee that Stratasys will owe to Desktop Metal, and Stratasys and 3D Systems would execute a merger agreement.

In addition, 3D Systems confirmed that the form and amount of merger consideration offered by 3D Systems on July 13 for each Stratasys share is the Company’s best and final proposal. The July 13 binding offer stated that each Stratasys share will convert into $7.50 in cash and 1.5444 shares of the combined company, representing ownership by the Stratasys shareholders, in the aggregate, of approximately 44% of the shares of the combined company, in addition to the approximately $540 million of aggregate cash consideration being offered.

3D Systems remains poised and eager to resolve any comments that Stratasys may have on terms, other than the form and amount of merger consideration, set forth in the July 13 merger agreement that 3D Systems publicly filed with the SEC.

Since July 17, the two management teams and their respective advisors have exchanged due diligence materials and held multiple meetings to discuss synergies, internal projections and otherwise confirm the attractiveness of a combination. Based on these exchanges and meetings, which remain ongoing, 3D Systems has now increased its initial projections and is confident that it will be able to deliver highly achievable cost synergies of at least $110 million, compared to its prior estimates of $100 million.

The merger agreement that 3D Systems submitted on July 13 tracks the Desktop Metal merger agreement and contains a number of provisions for the benefit of Stratasys shareholders that are absent from the Desktop Metal merger agreement. These provisions were designed to improve certainty of closing and enhance Stratasys’ ability to maximize value for shareholders, including a provision for the Stratasys Board to terminate the merger agreement to accept a superior proposal.

As detailed in the registration statement on Form F-4 that Stratasys filed with the SEC, Stratasys completed its due diligence review of Desktop Metal in 14 days and, in parallel, completed negotiation of the merger agreement with Desktop Metal in seven days.

Dr. Jeffrey Graves, President and CEO commented, “We are pleased that through these initial discussions, we have been able to increase our estimated cost synergies. The value of this combination is clear and our binding proposal represents a significant premium to Stratasys shareholders. Our job now is to move quickly to realize that value. It is now two weeks ago that the Stratasys Board determined that our binding offer is reasonably likely to result in a superior alternative to the Desktop Metal merger. We are fully committed to engaging with Stratasys to complete the reciprocal due diligence processes. In addition, we stand ready to hammer out a definitive agreement reflecting the form and amount of merger consideration that served as the basis for the Stratasys Board determination two weeks ago. We believe that we can complete these processes in another eight days at most, and have set August 4 as a target date.”

Goldman Sachs & Co. LLC is acting as exclusive financial advisor and Freshfields Bruckhaus Deringer (US) LLP, together with Herzog, Fox & Neeman in Israel, is acting as legal counsel to 3D Systems in connection with the proposed transaction.

About 3D Systems

More than 35 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading additive manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction – empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials, and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in healthcare and industrial markets such as medical and dental, aerospace & defense, automotive, and durable goods. More information on the company is available at www.3DSystems.com.

Forward-Looking Statements

Certain statements made in this document that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward-looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. In particular, we note that there is no assurance that a definitive agreement for the transaction referenced in this document will be entered into or consummated or that integration will be successful or synergies will be realized if such transaction were to be consummated. In addition, we note that Stratasys is not able to countersign a merger agreement with 3D Systems without first terminating Stratasys’ merger agreement with Desktop Metal and that the mutual consent of both Stratasys and Desktop Metal is necessary for termination of the Desktop Metal merger agreement. In addition, we note that Stratasys continues to recommend in favor of the Desktop Metal merger agreement, which remains in full force and effect, and that the vote by Stratasys shareholders on the Desktop Metal merger agreement has not yet occurred or been scheduled. Business combination proposals, transactions and integrations are subject to numerous risks and uncertainties. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as of the date of the statement. 3D Systems undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances, or otherwise, except as required by law.

All references to the binding nature of the offer and merger agreement being proposed by 3D Systems, whether in a press release, presentation, other document or public statement, are subject to the contents of the escrow letter that was filed by 3D Systems on July, 13 2023 with the SEC on Form 8-K.

Additional Information

This communication does not constitute an offer to buy or sell or the solicitation of an offer to sell or buy any securities. This communication relates to a proposal which 3D Systems has made for a business combination with Stratasys. In furtherance of this proposal and subject to future developments, 3D Systems and/or a newly formed holding company wholly-owned by 3D Systems (and, if a negotiated transaction is agreed, Stratasys) may file one or more registration statements, proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, prospectus or other document that 3D Systems, a newly formed holding company wholly-owned by 3D Systems and/or Stratasys may file with the SEC in connection with the proposed transaction.

Investors and security holders of 3D Systems and Stratasys are urged to read the proxy statement(s), registration statement, prospectus and/or other documents filed with the SEC carefully in their entirety if and when they become available as they will contain important information about the proposed transaction. Any definitive proxy statement(s) or prospectus(es) (if and when available) will be mailed to stockholders of 3D Systems and/or Stratasys, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by 3D Systems through the web site maintained by the SEC at http://www.sec.gov.

This document shall not constitute an offer to buy or sell or the solicitation of an offer to sell or buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, 3D Systems and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about 3D Systems’ executive officers and directors in 3D Systems’ definitive proxy statement filed with the SEC on April 5, 2023.

Additional information regarding the interests of such potential participants will be included in one or more registration statements, proxy statements or other documents filed with the SEC if and when they become available. These documents (if and when available) may be obtained free of charge from the SEC’s website at http://www.sec.gov.

Contacts

Investors:

3D Systems

investor.relations@3dsystems.com

MacKenzie Partners, Inc.

Dan Burch / Bob Marese

dburch@mackenziepartners.com / bmarese@mackenziepartners.com

U.S. Media:

FTI Consulting

Pat Tucker / Rachel Chesley / Kyla MacLennan

3DSystems@fticonsulting.com

Israel Media:

Gelbart-Kahana Investor Relations

Aviram Uzi

aviram@gk-biz.com

+972-525329103